Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2014 RESULTS

RUTLAND, VERMONT (March 5, 2014) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its third quarter fiscal year 2014.

Key numbers for the quarter included:

•	Revenue growth of $5.7 million, or 5.1 percent, from the same quarter last year.

•	Adjusted EBITDA* was $18.1 million for the quarter, down $1.7 million from the same quarter last year.

•	The company reaffirms Revenue, Adjusted EBITDA and Free Cash Flow* guidance ranges for fiscal year 2014.

For the quarter ended January 31, 2014, revenues were $117.9 million, up $5.7 million, or 5.1 percent, from the same quarter last year, with revenue growth mainly driven by higher solid waste volumes, higher solid waste collection pricing, customer solutions growth, and acquisition activity. Overall solid waste pricing growth of 0.5 percent was primarily driven by residential and commercial pricing growth of 1.7 percent as a percentage of segment revenues.

Operating loss was ($1.3) million for the quarter, compared to operating income of $0.1 million from the same quarter last year. The current quarter includes $1.4 million of deferred costs associated with a landfill gas development project no longer deemed viable, a $0.3 million environmental remediation charge, and $0.1 million of expenses related to acquisition activities. By comparison, the quarter ended January 31, 2013, included a $1.6 million severance and reorganization charge related to the sale of the Maine Energy facility and other realignment activities, and $0.8 million of expenses related to the divestiture of Maine Energy and the acquisition of Blow Bros (“BBI”).

Excluding these charges, Adjusted Operating Income* in the current quarter was $0.5 million, down $1.9 million from same quarter last year. Adjusted EBITDA was $18.1 million for the quarter, down $1.7 million from the same quarter last year.

“The positive trends we experienced in the first six months of the fiscal year were interrupted in our third quarter, mainly due to negative impacts from inclement weather, which remains severe and persistent even by northeastern U.S. standards,” said John W. Casella, chairman and CEO of Casella Waste Systems.

“The challenging environment in which we operated in December and January had a broad, negative impact on productivity and volumes in our collection, disposal and recycling businesses,” Casella said. “Overall, we estimate that weather negatively impacted Adjusted EBITDA by approximately $2.1 million during the quarter.”

“As always, we continue to focus intensely on what we can control,” Casella said. “We have responded to this challenge by flexing our costs beyond what we normally manage for seasonality, and we continue to aggressively sell our services to drive revenue growth.”

The Company’s net loss attributable to common stockholders was ($10.8) million, or ($0.27) per share for the quarter, compared to ($11.4) million, or ($0.29) per share for the same quarter last year.

In addition to the unusual items identified above, the current quarter ended January 31, 2014 included a $0.6 million gain on the divestiture of the Company’s 50 percent membership interest in US GreenFiber LLC, while the quarter ended January 31, 2013 included a $5.9 million loss on the extinguishment of debt related to the repurchase of the Company’s second lien notes in November 2012, a $0.3 million loss from discontinued operations, and a $5.2 million tax benefit associated with the reduction of the deferred tax valuation allowance associated with the acquisition of BBI.

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Nine Months Financial Results

Key numbers for the nine months ended January 31, 2014 included:

•	Revenue growth of $32.1 million, or 9.3 percent, from the same period last year.

•	Adjusted EBITDA was $76.1 million, up $7.6 million, or 11.1 percent, from the same period last year.

•	Adjusted Operating Income* was $20.0 million, up $4.9 million, or 32.5 percent, from the same period last year.

For the nine months ended January 31, 2014, revenues were $378.7 million, up $32.1 million, or 9.3 percent, from the same period last year. Operating income was $17.9 million for the nine month period, up $7.6 million from the same period last year. The company’s net loss attributable to common stockholders was ($11.3) million, or ($0.28) per common share for the nine month period, compared to ($40.7) million, or ($1.26) per share for the same period last year.

Fiscal 2014 Outlook

The company reaffirmed its fiscal year guidance in the following categories:

•	Revenues between $480.0 million and $490.0 million.

•	Adjusted EBITDA between $95.0 million and $98.0 million.

•	Free Cash Flow between $4.0 million and $8.0 million.

*	Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company

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further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, March 6, 2014 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 93667119) until 11:59 p.m. ET on Thursday, March 13, 2014.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2013.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2014	2013	2014	2013
Revenues	$117,852	$112,167	$378,706	$346,641

Operating expenses:
Cost of operations	87,602	81,436	266,565	244,867
General and administration	15,361	14,328	46,864	43,401
Depreciation and amortization	14,396	13,964	45,261	43,244
Development project charge	1,440	—	1,440	—
Environmental remediation charge	250	—	400	—
Expense from divestiture, acquisition and financing costs	101	372	126	1,003
Severance and reorganization costs	—	1,636	161	3,463
Loss on divestiture (1)	—	353	—	353

	119,150	112,089	360,817	336,331

Operating (loss) income	(1,298)	78	17,889	10,310

Other expense/(income):
Interest expense, net	9,459	9,159	28,340	32,347
Loss from equity method investments	112	1,436	998	3,311
Gain on sale of equity method investment (1)	(593)	—	(593)	—
Loss (gain) on derivative instruments	233	(24)	208	3,871
Loss on debt extinguishment	—	5,914	—	15,584
Other income	(132)	(298)	(662)	(737)

Other expense, net	9,079	16,187	28,291	54,376

Loss from continuing operations before income taxes and discontinued operations	(10,377)	(16,109)	(10,402)	(44,066)
Provision (benefit) for income taxes	656	(4,963)	1,275	(3,899)

Loss from continuing operations before discontinued operations	(11,033)	(11,146)	(11,677)	(40,167)

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes (1)	—	(328)	284	(779)
Loss on disposal of discontinued operations, net of income taxes (1)	—	—	(378)	—

Net loss	(11,033)	(11,474)	(11,771)	(40,946)

Less: Net loss attributable to noncontrolling interests	(283)	(67)	(490)	(199)

Net loss attributable to common stockholders	$(10,750)	$(11,407)	$(11,281)	$(40,747)

Weighted average common shares outstanding	39,882	39,230	39,789	32,365

Net loss per common share	$(0.27)	$(0.29)	$(0.28)	$(1.26)

Adjusted EBITDA (2)	$18,124	$19,781	$76,070	$68,488

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2014	April 30, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,712	$1,755
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	50,330	48,689
Other current assets	18,499	14,025

Total current assets	71,617	64,545

Property, plant and equipment, net of accumulated depreciation and amortization	420,769	422,502
Goodwill	119,064	115,928
Intangible assets, net	14,172	11,674
Restricted assets	675	545
Notes receivable - related party	—	147
Investments in unconsolidated entities	16,752	20,252
Other non-current assets	24,830	27,526
Non-current assets of discontinued operations	1,563	—

Total assets	$669,442	$663,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$434	$857
Current maturities of financing lease obligations	380	361
Accounts payable	41,999	51,974
Other accrued liabilities	42,843	34,906

Total current liabilities	85,656	88,098

Long-term debt and capital leases, less current maturities	509,759	493,531
Financing lease obligations, less current maturities	1,169	1,456
Other long-term liabilities	66,445	64,583

Total stockholders’ equity	6,413	15,451

Total liabilities and stockholders’ equity	$669,442	$663,119

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	January 31,	January 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(11,771)	$(40,946)
Adjustments to reconcile net loss to net cash provided by operating activities:
(Income) loss from discontinued operations, net (1)	(284)	779
Loss on disposal of discontinued operations, net (1)	378	—
Gain on sale of property and equipment	(608)	(408)
Depreciation and amortization	45,261	43,244
Depletion of landfill operating lease obligations	7,710	7,358
Interest accretion on landfill and environmental remediation liabilities	3,084	2,756
Loss on divestiture (1)	—	353
Development project charge	1,440	—
Amortization of discount on second lien notes and senior subordinated notes	180	568
Loss from equity method investment	998	3,311
Gain on sale of equity method investment (1)	(593)	—
Loss on derivative instruments	208	3,871
Loss on debt extinguishment	—	15,584
Stock-based compensation and related severance expense	1,851	1,840
Excess tax benefit on the vesting of share based awards	—	(98)
Deferred income taxes	1,088	(4,057)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,264)	(2,984)

Net Cash Provided by Operating Activities	37,678	31,171

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(8,519)	(25,106)
Additions to property, plant and equipment - acquisition	(2,440)	(528)
- growth	(4,309)	(10,356)
- maintenance	(29,922)	(32,432)
Payments on landfill operating lease contracts	(6,052)	(5,726)
Payment for capital related to divestiture	—	(618)
Investments in unconsolidated entities	(2,107)	(1,000)
Proceeds from sale of equity method investment	2,845	—
Proceeds from sale of property and equipment	1,248	781

Net Cash Used In Investing Activities	(49,256)	(74,985)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	120,890	334,497
Principal payments on long-term debt	(107,834)	(320,483)
Payment of tender premium and costs on second lien notes	—	(10,743)
Payments of financing costs	(404)	(4,572)
Net proceeds from the sale of Class A common stock	—	42,184
Excess tax benefit on the vesting of share based awards	—	98
Contributions from noncontrolling interest holders	—	1,195

Net Cash Provided By Financing Activities	12,652	42,176

Net Cash Used In Discontinued Operations	(117)	(1,784)

Net increase (decrease) in cash and cash equivalents	957	(3,422)
Cash and cash equivalents, beginning of period	1,755	4,534

Cash and cash equivalents, end of period	$2,712	$1,112

Supplemental Disclosures:
Cash interest	$19,506	$26,390
Cash income tax payments, net	$649	$97

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note	1: Divestiture and Discontinued Operations

Maine Energy Divestiture

In the first quarter of fiscal year 2013, we executed a purchase and sale agreement with the City of Biddeford, Maine, pursuant to which we agreed to sell the real property of Maine Energy, which is located in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which is being paid to us in equal installments over 21 years, subject to the terms of the purchase and sale agreement. The transaction closed in November 2012, and we waived certain conditions precedent not satisfied at that time. In December 2012, we closed the Maine Energy facility and initiated the decommissioning process in accordance with the provisions of the agreement. In the three months ended January 31, 2013, we had recorded a charge to loss on divestiture of $353, which was subsequently reversed in the fourth quarter of fiscal year 2013 when we revised our estimated closing costs as more information became available to us. Following the decommissioning of the Maine Energy facility, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement. Demolition is nearly complete, pending final approval of work plans by the United States Environmental Protection Agency, and the time for completion has been consensually extended by Maine Energy and the City of Biddeford. We will continue to finalize estimates and obtain additional information regarding the estimated costs associated with the divestiture. Due to the inherent judgments and estimates regarding the remaining costs to fulfill our obligation under the purchase and sale agreement to demolish the facility and remediate the site, recognition of a loss on divestiture, which we do not expect, or a potential gain on divestiture is possible.

As a part of the closure and decommissioning of the Maine Energy facility, we have withdrawn from a multiemployer pension plan to which we have made contributions for the benefit of Maine Energy employees covered under a collective bargaining agreement. We have a potential liability associated with our withdrawal from the multiemployer pension plan based on the value of the plan’s unfunded vested benefits. In accordance with FASB ASC 715-80, in a situation with unfunded vested benefits, a liability is not recorded by a participating employer as no single employer has an identifiable share of the actuarial obligation of the multiemployer pension plan. In accordance with FASB ASC 450-20, we accrue for an obligation when an obligation becomes probable and reasonably estimable. We currently believe that an obligation associated with withdrawal from the multiemployer pension plan is probable, but we cannot reasonably estimate the amount of loss or possible range of loss due to a lack of information being made available by the fund administrator in regards to the unfunded vested benefits. The fund administrator will quantify our withdrawal liability based on the unfunded vested benefits as of the plan year preceding actual withdrawal. As we withdrew from the plan in the first quarter of fiscal year 2014, we expect the plan administrator to base our obligation on the plan year ended January 31, 2013. We expect to record an obligation associated with our portion of unfunded vested benefits in fiscal year 2014. As of January 31, 2014, no accrual is established related to withdrawal from the multiemployer pension plan and we believe that our share of any liability associated with the unfunded vested benefits will be immaterial.

Sale of US GreenFiber LLC

In fiscal year 2001, we entered into a joint venture agreement with Louisiana-Pacific Corporation (“LP”) to combine our respective cellulose insulation businesses into a single operating entity, US GreenFiber LLC (“GreenFiber”). On December 5, 2013, we and LP executed a purchase and sale agreement with a limited liability company formed by Tenex Capital Partners, L.P., pursuant to which we and LP agreed to sell our membership interests in GreenFiber for total cash consideration of $18,000 plus an expected working capital true up less any indebtedness and other unpaid transaction costs of GreenFiber as of the closing date. The transaction was completed on December 5, 2013 for $19,194 in gross cash proceeds, including a $1,194 working capital adjustment. After netting indebtedness of GreenFiber and transaction costs, our 50% of the net cash proceeds amounted to $3,442, of which $597 is recorded as a receivable within other current assets as of January 31, 2014. Considering the $593 impact of our unrealized losses relating to derivative instruments in accumulated other comprehensive loss on our investment in GreenFiber, we recorded a gain on sale of equity method investment of $593 in the three months ended January 31, 2014. We had previously accounted for our 50% membership interest in GreenFiber using the equity method of accounting.

Discontinued Operations

        In the fourth quarter of fiscal year 2013, we initiated a plan to dispose of KTI BioFuels, Inc. (“BioFuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with BioFuels were classified as held-for-sale and the results of operations were recorded as loss from discontinued operations. Assets of the disposal group previously classified as held-for-sale, and included in discontinued operations as of April 30, 2013, include certain inventory along with plant and equipment. In the first quarter of fiscal year 2014, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of BioFuels, which is located in our Eastern region, to ReEnergy. We agreed to sell the BioFuels assets for undiscounted purchase consideration of $2,000, which is being paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. We recognized a $378 loss on disposal of discontinued operations in the first quarter of fiscal year 2014 associated with the disposition. Revenues and (loss) income before income taxes attributable to discontinued operations for the three and nine months ended January 31, 2014 and 2013, respectively, are as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2014	2013	2014	2013
Revenues	$—	$2,835	$3,316	$9,890
(Loss) income before income taxes	$—	$(328)	$284	$(779)

Note 2: Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Nine Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
Net Loss	$(11,033)	$(11,474)	$(11,771)	$(40,946)
Loss (income) from discontinued operations, net (1)	—	328	(284)	779
Loss on disposal of discontinued operations, net (1)	—	—	378	—
Provision (benefit) for income taxes	656	(4,963)	1,275	(3,899)
Other (income) expense, net	(380)	7,028	(50)	22,030
Interest expense, net	9,459	9,159	28,340	32,347
Expense from divestiture, acquisition and financing costs	101	372	126	1,003
Depreciation and amortization	14,396	13,964	45,261	43,244
Severance and reorganization costs	—	1,636	161	3,463
Loss on divestiture (1)	—	353	—	353
Development project charge	1,440	—	1,440	—
Environmental remediation charge	250	—	400	—
Depletion of landfill operating lease obligations	2,219	2,480	7,710	7,358
Interest accretion on landfill and environmental remediation liabilities	1,016	898	3,084	2,756

Adjusted EBITDA (2)	$18,124	$19,781	$76,070	$68,488
Depreciation and amortization	(14,396)	(13,964)	(45,261)	(43,244)
Depletion of landfill operating lease obligations	(2,219)	(2,480)	(7,710)	(7,358)
Interest accretion on landfill and environmental remediation liabilities	(1,016)	(898)	(3,084)	(2,756)

Adjusted Operating Income (2)	$493	$2,439	$20,015	$15,130

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
Net Cash Provided by Operating Activities	$9,559	$8,403	$37,678	$31,171
Capital expenditures - growth and maintenance	(8,172)	(9,814)	(34,231)	(42,788)
Payments on landfill operating lease contracts	(2,581)	(2,428)	(6,052)	(5,726)
Proceeds from sale of property and equipment	319	238	1,248	781
Contributions from noncontrolling interest holders	—	—	—	1,195

Free Cash Flow (2)	$(875)	$(3,601)	$(1,357)	$(15,367)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and nine months ended January 31, 2014 and 2013 are as follows:

	Three Months Ended January 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$54,276	46.1%	$51,459	45.9%
Disposal	28,907	24.5%	27,219	24.3%
Power generation	2,791	2.4%	3,400	3.0%
Processing	1,806	1.5%	2,111	1.9%

Solid waste operations	87,780	74.5%	84,189	75.1%
Organics	8,777	7.4%	8,725	7.8%
Customer solutions	11,135	9.4%	8,551	7.6%
Recycling	10,160	8.7%	10,702	9.5%

Total revenues	$117,852	100.0%	$112,167	100.0%

	Nine Months Ended January 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$171,520	45.3%	$157,124	45.3%
Disposal	101,404	26.8%	90,569	26.1%
Power generation	6,813	1.8%	8,856	2.6%
Processing	7,169	1.9%	5,150	1.5%

Solid waste operations	286,906	75.8%	261,699	75.5%
Organics	28,128	7.4%	25,972	7.5%
Customer solutions	30,822	8.1%	27,296	7.9%
Recycling	32,850	8.7%	31,674	9.1%

Total revenues	$378,706	100.0%	$346,641	100.0%

Components of revenue growth for the three months ended January 31, 2014 compared to the three months ended January 31, 2013 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$485	0.9%	0.6%	0.4%
Disposal	(112)	-0.4%	-0.1%	-0.1%

Solid Waste Yield	373		0.5%	0.3%

Collection	798		1.0%	0.7%
Disposal	2,028		2.4%	1.8%
Processing	(337)		-0.4%	-0.3%

Solid Waste Volume	2,489		3.0%	2.2%

Fuel and oil recovery fee	(341)		-0.4%	-0.3%
Commodity price & volume	260		0.3%	0.3%
Acquisitions, net divestitures	810		0.9%	0.7%

Total Solid Waste	3,591		4.3%	3.2%

Organics	52			0.1%

Customer Solutions	2,584			2.3%

			% of Recycling Operations
Recycling Operations:
Commodity price	263		2.5%	0.2%
Commodity volume	(906)		-8.5%	-0.8%
Commodity acquisition	101		0.9%	0.1%

Total Recycling	(542)		-5.1%	-0.5%

Total Company	$5,685			5.1%

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2014	2013	2014	2013
Eastern region	49.0%	54.0%	52.3%	53.8%
Western region	76.2%	74.0%	74.9%	73.6%
Solid waste internalization	62.0%	64.8%	63.6%	64.5%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2014	2013	2014	2013
Growth capital expenditures:
Landfill development	$161	$—	$215	$589
Water treatment facility	—	207	—	4,875
Transfer station construction	—	1,775	174	3,209
Other	899	176	3,920	1,683

Total Growth Capital Expenditures	$1,060	$2,158	$4,309	$10,356

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$1,051	$1,007	$6,489	$6,821
Landfill construction & equipment	4,594	5,561	19,894	23,655
Facilities	1,066	984	2,764	1,579
Other	401	104	775	377

Total Maintenance Capital Expenditures	$7,112	$7,656	$29,922	$32,432

Total Growth and Maintenance Capital Expenditures	$8,172	$9,814	$34,231	$42,788

(1)	We identify and group our capital expenditures into one of three broadly defined categories: growth, maintenance or acquisition. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.